HEALTHCARE SERVICES GROUP, INC.
REPORTS RECORD RESULTS FOR THE THREE MONTHS AND YEAR ENDED
DECEMBER 31, 2006
•	Quarterly net income up 32% over 2005 quarter on 19% increase in revenues

•	Annual net income 33% over 2005 annual net income on a 10% increase in revenues

•	Quarterly cash dividend raised 8% over 2006 third quarter cash dividend and 40% over 2005 fourth quarter cash dividend
Bensalem, PA — February 13 , 2007, Healthcare Services Group, Inc. (NASDAQ-HCSG) reported that revenues for the three months ended December 31, 2006 increased 19% to $139,790,000 compared to $117,864,000 for the same 2005 period. Net income for the three months ended December 31, 2006 increased 32% to $7,227,000 or $.26 per basic and $.25 per diluted common share, compared to 2005 fourth quarter net income of $5,475,000 or $.20 per basic and $.19 per diluted common share, representing increases of 30% and 32%, respectively, in basic and diluted earnings per common share.
The Company also reported that revenues for the year ended December 31, 2006 increased by 10% to $511,631,000 compared to $466,291,000 for the 2005 year. In addition, annual net income increased 33% to 25,452,000 or $.93 per basic and $.89 per diluted common share, compared to the year ended December 31, 2005 net income of $19,096,000 or $.71 per basic and $.67 per diluted .

2006 Earnings Release
February 13 , 2007

     Additionally, on January 23, 2007 our Board of Directors declared a regular quarterly cash dividend of $ .14 per common share, payable on February 14, 2007 to shareholders of record at the close of business February 5, 2007. This dividend represents an 8% increase over the dividend declared for the 2006 third quarter and a 40% increase over the 2005 same period payment. It is the fifteenth consecutive regular quarterly cash dividend payment, as well as the fourteenth consecutive increase since our initiation of regular quarterly cash dividend payments in 2003.
     The 2006 financial results include the cumulative effect of a non-material adjustment in its deferred compensation liability which results from applying the provisions of Securities and Exchange Commission Staff Accounting Bulletin No. 108 (“SAB No. 108”). We have adopted SAB No. 108 at December 31, 2006 and for the year then ended. Historically, the appreciation on our Common Stock held in our Deferred Compensation Plan (the “Plan”) trust account was not recognized in the reporting of the deferred compensation liability. In accordance with the guidance provided by Emerging Issues Task Force Issue No. 97-14 (“EITF No. 97-14”), we increased our recorded deferred compensation liability to reflect the current fair market value of our shares held in the Plan trust account. Prior to the adoption of SAB No. 108, we used the “rollover” method described therein in evaluating the materiality of financial statements’ adjustments. We determined the impact from the adjustment to be immaterial to current and prior periods’ financial results under the “rollover” method. Additionally, we have evaluated the adjustment using the dual approach method described in SAB No. 108. Pursuant to the guidance of SAB No. 108, the adjustment to the liability was accomplished by the recording in 2006 of the cumulative effect, as of January 1, 2006, of a $1,432,000 ($856,000 net of income taxes) increase to correct the liability balance as of December 31, 2005, with a corresponding charge to retained earnings 2006 beginning

2006 Earnings Release
February 13, 2007

balance. The 2006 financial statements were affected by the adjustment through a $970,000 ($605,000 net of income taxes) increase to the liability with a corresponding charge to deferred compensation expense to reflect the changes in fair market value during 2006. Of this adjustment, approximately $530,000 ($335,000 net of income taxes) was applicable to previously reported 2006 periods through September 30, 2006 and $440,000 ($270,000 after income taxes) impacted our 2006 fourth quarter results. In accordance with SAB No. 108, reported results for periods prior to January 1, 2006 have not been adjusted.
     The Company also announced the planned retirement of its Chief Financial Officer, James L. DiStefano. Mr. DiStefano will continue to serve in his current capacity through the end of March 2007. Richard W. Hudson, who has been with the Company since 1989 and has served as its Vice President of Finance since 1993, will be appointed to the office of Chief Financial Officer upon Mr. DiStefano’s retirement.
     The Company announced that it will make a presentation on February 14, 2007 regarding the Company at the “UBS Warburg Global Healthcare Services Conference” at the Grand Hyatt in New York City. Additionally, this presentation will be audio webcast at www.ibb.ubs.com.
Forward Looking Statements/Risk Factors
This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, our beliefs and assumptions. Words such as “believes”, “anticipates”, “plans”, “expects”, “intends”, “will”, “goal”, and similar expressions are intended to identify forward-

2006 Earnings Release
February 13, 2007

looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services exclusively to the health care industry, primarily providers of long-term care; credit and collection risks associated with this industry; one client accounting for approximately 18% of 2006 annual revenues ( the client completed its previously announced merger on March 14, 2006); risks associated with our recent acquisition of Summit Services Group, Inc., including integration risks and costs, or such business not achieving expected financial results or synergies or failure to otherwise perform as expected; our claims’ experience related to workers’ compensation and general liability insurance; the effects of changes in, or interpretations of laws and regulations governing the industry, including state and local regulations pertaining to the taxability of our services; and risk factors described in our Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2005 in Part I thereof under “Government Regulation of Clients”, “Competition” and “Service Agreements/Collections” and “Risk Factors”. Many of our clients’ revenues are highly contingent on Medicare and Medicaid reimbursement funding rates, which Congress has affected through the enactment of a number of major laws during the past decade. These laws have significantly altered, or may alter, overall government reimbursement funding rates and mechanisms. The overall effect of these laws and trends in the long-term care industry have affected and could adversely affect the liquidity of our clients, resulting in their inability to make payments to us on agreed- upon payment terms. These factors, in addition to delays in payments from clients, have resulted in and could continue to result in significant additional bad debts in the future.

2006 Earnings Release
February 13, 2007

Additionally, our operating results would also be adversely affected if unexpected increases in the costs of labor and labor related costs, materials, supplies and equipment used in performing our services could not be passed on to clients.
     In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new clients, provide new services to existing clients, achieve modest price increases on current service agreements with existing clients and maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and successfully executing projected growth strategies.
     Healthcare Services Group, Inc. is the largest national provider of professional housekeeping, laundry and food services to long-term care and related facilities.

Company Contacts:
Daniel P. McCartney	Thomas Cook
Chairman and Chief Executive Officer	President and Chief Operating Officer
215-639-4274	215-639-4274

HEALTHCARE SERVICES GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2006	December 31, 2005
Cash and cash equivalents	$72,997,000	$91,005,000
Accounts receivable, net	78,086,000	59,197,000
Other current assets	17,154,000	15,414,000
Total current assets	168,237,000	165,616,000

Property and equipment, net	4,875,000	4,744,000
Notes receivable— long term, net	7,861,000	4,555,000
Goodwill , net	14,543,000	1,612,000
Other Intangible Assets, net	7,148,000
Deferred compensation funding	7,385,000	5,626,000
Other assets	5,507,000	6,277,000

Total Assets	$215,556,000	$188,430,000

Accrued insurance claims— current	$4,647,000	$4,405,000
Other current liabilities	22,963,000	18,676,000

Total current liabilities	27,610,000	23,081,000

Accrued insurance claims— long term	10,843,000	10,277,000
Deferred compensation liability	11,626,000	6,909,000
Stockholders’ equity	165,477,000	148,163,000

Total Liabilities and Stockholders’ Equity	$215,556,000	$188,430,000

HEALTHCARE SERVICES GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended
	December 31,
	2006	2005
Revenues	$139,790,000	$117,864,000
Operating costs and expenses:
Cost of services provided	118,398,000	102,075,000
Selling, general and administrative	10,885,000	8,014,000
Other income:
Investment and interest income	1,288,000	1,056,000

Income before income taxes	11,795,000	8,831,000
Income taxes	4,568,000	3,356,000

Net income	$7,227,000	$5,475,000

Basic earnings per common share	$.26	$.20

Diluted earnings per common share	$.25	$.19

Cash dividends per common share	$.13	$.09

Basic weighted average number of common shares outstanding	27,607,000	27,098,000

Diluted weighted average number of common shares outstanding	28,986,000	28,418,000

HEALTHCARE SERVICES GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Year Ended
	December 31,
	2006	2005
Revenues	$511,631,000	$466,291,000
Operating costs and expenses:
Cost of services provided	438,617,000	406,114,000
Selling, general and administrative	37,196,000	32,576,000
Other income:
Investment and interest income	4,905,000	3,198,000

Income before income taxes	40,723,000	30,799,000
Income taxes	15,271,000	11,703,000

Net income	$25,452,000	$19,096,000

Basic earnings per Common Share	$.93	$.71

Diluted earnings per Common Share	$.89	$.67

Cash dividends per common share	$.46	$.30

Basic weighted average number of common shares outstanding	27,451,000	26,921,000

Diluted weighted average number of common shares outstanding	28,765,000	28,320,000